Exhibit 23.4

Board of Directors

Akari Therapeutics, PLC

22 Boston Wharf Road, FL 7

Boston, Massachusetts 02210

We hereby consent to the inclusion of our opinion letter, dated March 3, 2024, to the Board of Directors of Akari Therapeutics, PLC (the “Company”), as Annex D to, and the references to such opinion letter under the headings “Summary — Opinion of Akari’s Financial Advisor” and “The Merger — Opinion of Akari’s Financial Advisor” in, the joint proxy statement/prospectus relating to the proposed merger involving the Company and Peak Bio, Inc., which joint proxy statement/prospectus forms a part of the Company’s Registration Statement on Form S-4 (the “Registration Statement”). By giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “expert” as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Locust Walk Securities LLC

LOCUST WALK SECURITIES LLC

September 13, 2024